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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 26, 1998




                          QUINTILES TRANSNATIONAL CORP.
             (Exact name of registrant as specified in its charter)



   North Carolina                   340-23520                   56-1714315
   (State or other            (Commission File No.)           I.R.S. Employer
    jurisdiction                                           Identification Number
  of incorporation)




                              4709 Creekstone Drive
                         Riverbirch Building, Suite 200
                       Durham, North Carolina 27703-8411
                    (Address of principal executive offices)


                                 (919) 941-2000
              (Registrant's telephone number, including area code)


                                       N/A
          (Former name or former address, if changed since last report)




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Item 9. Sales of Equity Securities Pursuant to Regulation S

         On February 26, 1998, Quintiles Transnational Corp. (the "Company") completed the acquisition of T2A S.A., a French contract sales organization ("T2A"). The Company issued 311,899 shares of its Common Stock, par value $0.01 per share, in exchange for the interests of the holders of all of the outstanding share capital of T2A, other than three dissenting shareholders owning less than 0.03% of T2A who were paid cash. An aggregate of 109,166 shares were issued in reliance on Regulation S and 202,733 shares were issued in reliance on a claim of exemption pursuant to section 4(2) of the Securities Act of 1933, as amended, based on representations made by the recipients in the share acquisition agreement.


         On February 27, 1998, Quintiles Transnational Corp. (the "Company") completed the acquisition of More Biomedical Contract Research Organization Ltd., a contract research organization based in Taiwan ("More Biomedical"). The Company issued 16,600 shares of its Common Stock, par value $0.01 per share, to the sole shareholder of More Biomedical in exchange for his interest. All of such shares were issued in reliance on Regulation S based on representations made by the recipient in the share sale agreement.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  QUINTILES TRANSNATIONAL CORP.


                                  By: /s/ Rachel R. Selisker
                                      --------------------------
Dated: March 10, 1998                 Rachel R. Selisker
                                      Chief Financial Officer and Executive Vice
                                      President Finance